UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2020

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

 (Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.   Regulation FD Disclosure.

On May 14, 2020, an abstract (the “Abstract”) titled “Tumor antigen expression and survival of patients with previously treated advanced non-small cell lung cancer (NSCLC) receiving viagenpumatucel-L (HS-110) plus nivolumab”, which had been submitted by Heat Biologics, Inc. (the “Company”) to the American Society of Clinical Oncology (ASCO) in connection with its 2020 Annual Meeting was published by ASCO. A copy of the Abstract is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additionally, the poster associated with this Abstract will be available beginning on May 29, 2020 on the ASCO website.

The furnishing of the attached Abstract and press release is not an admission as to the materiality of any information therein. The information contained in the Abstract is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the SEC and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 8.01   Other Information

On May 14, 2020, the Company issued a press release announcing that on May 14, 2020 the Abstract titled “Tumor antigen expression and survival of patients with previously treated advanced non-small cell lung cancer (NSCLC) receiving viagenpumatucel-L (HS-110) plus nivolumab” which had been submitted by the Company to ASCO in connection with its 2020 Annual Meeting was published by ASCO.

The data presented in the Abstract was obtained from the Company’s ongoing Phase 2 trial in combination with Bristol-Myers Squibb’s (BMS) Opdivo® (nivolumab) for multiple treatment settings in advanced NSCLC.

The data presented included median overall survival (OS), which was 28.7 months with a median follow up of 15.7 months. This study is ongoing and 21 of the 47 patients enrolled (45%) were still alive as of this data-cut.

Exploratory biomarker analysis on cancer testis antigens (CTAs) was performed using patients’ tumor tissue at baseline. In this evaluation, improved overall survival (OS) was observed in patients whose tumors have 8 or more overlapping CTAs with the 39 CTAs overexpressed by HS-110. In addition, overexpression of zinc finger protein 492 (ZNF492) was associated with greater OS. ZNF492 is a transcription factor that is expressed in multiple cancers.

The information in the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange  Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description

99.1	Abstract titled “Tumor antigen expression and survival of patients with previously treated advanced non-small cell lung cancer (NSCLC) receiving viagenpumatucel-L (HS-110) plus nivolumab”
99.2	Press Release of Heat Biologics, Inc. dated May 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2020	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer